QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Plan Administrator of the
CIBER, Inc. Savings 401(k) Plan:

        We consent to incorporation by reference in the Registration Statements (Form S-8 Nos. 333-81320 and 333-61287) pertaining to the 401(k) Savings Plan of CIBER, Inc. of our report dated June 23, 2004, with respect to the financial statements and schedules of the CIBER, Inc. Savings 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

                      /S/ Ernst & Young LLP

Denver, Colorado
June 23, 2004

QuickLinks

Consent of Independent Registered Public Accounting Firm